UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2018

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

Equity Purchase Agreement

On November 21, 2018, GameStop Corp. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Prime Communications, L.P. (“Parent”), Prime Acquisition Company, a wholly-owned subsidiary of Parent (“Purchaser”), Spring Communications Parent, Inc. (“HoldCo”) and Spring Communications Holding, Inc. (“Spring”), pursuant to which Purchaser agreed to purchase and the Company agreed to sell all of the issued and outstanding capital stock of Spring (the “Sale”), on the terms and subject to the conditions set forth in the Purchase Agreement. The Sale was approved by the Company’s Board of Directors, and is expected to close in the fourth quarter of fiscal 2018, subject to customary closing conditions and regulatory approvals. The Purchase Agreement is attached hereto and incorporated herein as Exhibit 2.1.

The Purchase Agreement provides for a cash purchase price of $700 million, (i) plus the amount of any cash held by Spring at closing, (ii) plus or minus the amount by which Spring’s non-cash working capital at closing is greater or less than $141,390,927, (iii) minus any indebtedness of Spring at closing and (iv) minus any unpaid transaction expenses.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Subject to a few specified exceptions, the representations and warranties will not survive the closing of the Sale and Parent and Purchaser’s sole recourse shall be the representation and warranties insurance policy. The representation and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. The Company has agreed to customary non-compete and non-solicitation provisions contained in the Purchase Agreement.

The Company’s obligation to close the Sale is subject to, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (ii) the absence of any law or order from a governmental body prohibiting the consummation of the Sale, (iii) the performance of certain covenants and (iv) the accuracy of each of Parent and Purchaser’s representations as of the closing, in all material respects. Parent’s obligation to close the Sale is subject to, among other things, (i) the expiration or termination of the waiting period under HSR, (ii) the absence of any law or order from a governmental body prohibiting the consummation of the Sale, (iii) the performance of certain covenants, (iv) the accuracy of the representations and warranties of the Company and Spring as of the Closing, subject to specified materiality standards and (v) the absence of a Company Material Adverse Effect (as defined in the Purchase Agreement).

The Purchase Agreement may be terminated by mutual written consent of the Company and Parent or by either the Company or Parent in the following circumstances: uncured breach of representation, warranty or covenant by the other party; failure to complete the closing of the Sale on or prior to March 21, 2019; failure of Parent to obtain debt financing; or action by a governmental body prohibiting the consummation of the Sale. Parent may terminate the Purchase Agreement in the event a Company Material Adverse Effect (as defined in the Purchase Agreement) occurs between signing and closing.

The representations, warranties, covenants and agreements set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

In connection with signing the Purchase Agreement, Parent has obtained a debt financing commitment for the transactions contemplated by the Purchase Agreement, the aggregate proceeds of which will be used by Parent, together with other resources of Parent, to pay the cash purchase price at closing. SunTrust Bank, Compass Bank dba BBVA Compass, U.S. Bank National Association and Zions Bancorporation, N.A. (dba Amegy Bank) (the “Lenders”) have committed to provide $810 million of senior secured credit facilities subject to the conditions set forth in a commitment letter dated as of November 21, 2018 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of conditions. Parent must pay a reverse termination fee of $25 million if the Purchase Agreement is terminated solely due to non-receipt by Parent of its debt financing.

At closing, the parties are expected to enter into transition services agreements to support the transition of services between the parties in connection with the separation of the Spring business from the Company and transfer to Parent.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is attached hereto and incorporated herein by reference as Exhibit 2.1.

Item 8.01    Other Events.

On November 21, 2018, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

2.1
Equity Purchase Agreement, dated November 21, 2018, by and among Prime Communications, L.P., Prime Acquisition Company, Spring Communications Parent, Inc., Spring Communications Holding, Inc. and GameStop Corp.*

99.1	Press Release issued by GameStop Corp., dated November 21, 2018.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: November 21, 2018	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Chief Operating Officer and Chief Financial Officer